Exhibit 32.1
SECTION 1350 CERTIFICATIONS
     Charles P. Hadeed, the Chief Executive Officer of Transcat, Inc. and John J. Zimmer, the Chief Financial Officer of Transcat, Inc. certify that (i) the quarterly report on Form 10-Q for the third quarter ended December 29, 2007 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the quarterly report on Form 10-Q for the third quarter ended December 29, 2007 fairly presents, in all material respects, the financial condition and results of operations of Transcat, Inc.

Date: February 11, 2008	/s/ Charles P. Hadeed
Charles P. Hadeed
Chief Executive Officer, President and Chief Operating Officer

Date: February 11, 2008	/s/ John J. Zimmer
John J. Zimmer
Vice President of Finance and Chief Financial Officer

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Transcat, Inc. and will be retained by Transcat, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.